Exhibit (k)1(ii)

FORM OF

SCHEDULE OF APPROVALS

with respect to the

AMENDED AND RESTATED

ADMINISTRATION AGREEMENT

between

ING PRIME RATE TRUST

and

ING FUNDS SERVICES, LLC

Trust	Annual Administration Fee (as percentage of Managed Assets)
ING Prime Rate Trust	0.25%